FIRST AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENT

THIS     FIRST    AMENDMENT    TO    NON-QUALIFIED     STOCK    OPTION AGREEMENT (this "First Amendment") dated as of November 19, 2002, is entered into by and   between   Smarte   Solutions,   Inc.,   a   Delaware   corporation   (formerly   known   as MoveMoney.com, a Texas corporation) (the "Company"), and Mark Eshelman (the "Optionee"). Capitalized terms used but not defined herein shall have the meaning set forth in Option I Agreement (as hereinafter defined).

RECITALS

WHEREAS, the parties have entered into that certain Non-Qualified Stock Option Agreement dated June 1, 1999 (the "Option Agreement"), pursuant to which the Company granted the Optionee an option to purchase the Company's common stock; and

WHEREAS, the parties desire to amend the Option Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

A.        The first sentence of Section 5 of the Option Agreement is hereby amended and  restated in its entirety to read as follows:

5. Termination of Employment. If Optionee's employment with the Company is terminated for reasons other than (i) permanent disability or (ii) death, the Option shall be exercisable, subject to the Expiration Date, only during the period of five (5) years following such termination and only to the extent the Option was exercisable on the termination date; provided however, that the Option shall be exercisable, only during the period of three (3) months following such termination if Optionee is terminated for Cause.

B. This First Amendment shall be effective upon approval by the Company's Board of Directors.

C. Except as expressly amended by this First Amendment, the Option Agreement and the exhibits and schedules thereto shall remain in full force and effect. None of the rights, interests and obligations existing and to exist under the Option Agreement are hereby released, diminished or impaired, and the parties hereby reaffirm all covenants, representations and warranties in the Option Agreement.

D. For the convenience of the parties, this First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures follow on next page.]

IN WITNESS THEREOF, the parties have executed this First Amendment on the day and year first above written.

SMARTE SOLUTIONS, INC.

a Delaware Corporation

By  /s/MICHAEL SHAPIRO

MICHAEL SHAPIRO

President & CEO

/s/ MARK ESHELMAN

MARK ESHELMAN